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Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY

AIR LEASE CORPORATION

OFFER TO EXCHANGE

Up to $151,614,000 of 5.625% Senior Notes due 2017
that have been registered under the Securities Act of 1933, as amended, for any and all outstanding 7.375% Senior Unsecured Notes due January 30, 2019
Pursuant to the Prospectus (as defined below) dated June 3, 2013

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 20, 2013, UNLESS EXTENDED BY AIR LEASE CORPORATION (SUCH DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent is:

Deutsche Bank Trust Company Americas

By Mail, Hand or Overnight Delivery:

DB Services Americas, Inc.
US CTAS Operations
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256

By Facsimile:	For Information or Confirmation by Telephone:
(615) 866-3889	(800) 735-7777, Option #1

TO TENDER OLD NOTES, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED TO THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH ABOVE AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

        As set forth in the preliminary prospectus dated June 3, 2013 (such preliminary prospectus, as it may be amended or supplemented, the "Prospectus"), of Air Lease Corporation, a Delaware corporation (the "Company"), and in the accompanying letter of transmittal (the "Letter of Transmittal"), this Notice of Guaranteed Delivery must be used to accept the offer (the "Exchange Offer") to exchange any and all of the Company's outstanding 7.375% Senior Unsecured Notes due January 30, 2019 (the "Old Notes") for up to $151,614,000 aggregate principal amount of registered 5.625% Senior Notes due 2017 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), if at or prior to 5:00 p.m., New York City time, on the Expiration Date, (1) the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, (2) Old Notes cannot be delivered to the Exchange Agent, or (3) the procedure for book-entry transfer cannot be completed. This form must be delivered by an eligible institution (as described in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent at its address set forth above at or prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of which are hereby acknowledged), the original face amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the instructions set forth in the Letter of Transmittal. By so tendering, the undersigned does hereby make as of the date hereof the representations and warranties of a tendering holder of Old Notes set forth in the Letter of Transmittal.

        The undersigned understands that exchange of the Old Notes for the New Notes will be made only after valid receipt by the Exchange Agent of (1) such Old Notes, or a book-entry confirmation of the transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC"), and (2) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal, or a properly transmitted Agent's Message, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. The term "Agent's Message" means a message, electronically transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by, and makes each of the representations and warranties contained in, the Prospectus and Letter of Transmittal and that the Company may enforce the Letter of Transmittal against the undersigned.

        The undersigned understands that tenders of Old Notes may be withdrawn if the Exchange Agent receives at its address specified on the cover of this Notice of Guaranteed Delivery, prior to 5:00 p.m., New York City time, on the Expiration Date, a Notice of Withdrawal, including the name of the holder having tendered the Old Notes to be withdrawn and a statement that such holder is withdrawing his, her or its election to have such Old Notes exchanged, identifying the Old Notes to be withdrawn, including the certificate numbers (if applicable) and original face amount of such Old Notes, and complying with any other applicable procedures of DTC's Automated Tender Offer Program, in accordance with the procedures set forth in the Prospectus and the Letter of Transmittal.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery will not be affected by, and will survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery will be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of registered holder(s) or Authorized Signatory:

Name(s) of registered holder(s):

Address(es):

This Notice of Guaranteed Delivery must be signed by each registered holder of the Old Notes exactly as each holder's name appears on certificate(s) for the Old Notes or, if tendered by a DTC participant, exactly as such participant's name appears on a security position listing as the owner of the Old Notes, or by each person authorized to become a registered holder by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

Date:	, 2013

Area Code and Telephone No.:

Original Face Amount of Old Notes Tendered:

Certificate No.(s) of Old Note(s) (if available):
☐
If Old Notes will be delivered by book-entry transfer to the Exchange Agent's account at DTC, check box, and provide account number:

DTC Account No.:

  DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE IN LIEU THEREOF.

        If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name:

Capacity:

PLEASE PRINT EACH NAME AND ADDRESS
GUARANTEE ON REVERSE MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange, or the Financial Industry Regulatory Authority, or a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program (each, an "Eligible Institution"), guarantees that the certificates for Old Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at its address set forth above within three New York Stock Exchange trading days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates representing the Old Notes to the Exchange Agent, or in the case of a book-entry transfer, an Agent's Message and confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at DTC, within the time periods shown herein. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.

PLEASE PRINT NAME AND ADDRESS

Name of Firm:

Authorized Signature:

Name:

Title:

Date:	, 2013

Address:
(Zip Code)

Area Code and Telephone Number:

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  Exhibit 99.2